EXHIBIT 5.1

LOGAN LAW FIRM PLC

RONALD J. LOGAN	2999 NORTH 44TH STREET, SUITE 303 PHOENIX, ARIZONA 85018-7250 www.rule144letters.com	Telephone: 602-957-9320 Facsimile: 602-532-7694 Direct Line: 602-614-4488 Logan@loganlf.com

November 20, 2012

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Bonanza Goldfields Corporation, a Nevada corporation; Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as counsel to Bonanza Goldfields Corporation, a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1, as amended (the “Registration Statement.”), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration, offer and sale of up to 100,000,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company.

I have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents I have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on my examination mentioned above, I am of the opinion that the Shares being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.  I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related Prospectus. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Regards,

/s/ Ronald J. Logan
Ronald J. Logan